UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

VITAL THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15010 Avenue of Science, Suite 200

San Diego, California 92128

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (858) 673-6840

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2015, the board of directors (the “Board”) of Vital Therapies, Inc. (the “Company”) approved a special one-time grant of performance-based stock options to the Company’s executive officers under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). The performance-based stock options were granted based upon the recommendation of the compensation committee of the Board, with the intent of retaining and incentivizing the Company’s current management team to remain with the Company through and beyond the Company’s proposed VTL-308 clinical trial.

The performance-based stock options will fully vest on the third anniversary of the grant date if (i) the Company’s proposed VTL-308 clinical trial has achieved statistical significance of p≤0.05 in the primary efficacy end point and (ii) the Participant is a continuing Service Provider through the third anniversary of the grant date (as such terms are defined in the 2014 Plan). Vesting of the performance-based stock options will not be accelerated if the performance goal is achieved in less than three years. The performance-based stock options have an exercise price of $4.57 per share, the closing sales price of the Company’s common stock on the grant date, and expire ten years from the grant date (or earlier in accordance with the terms of the 2014 Plan and the Company’s form of stock option agreement). No changes were made to any of the executive officers’ previously-granted stock option awards.

The number of performance-based stock options granted to each of the named executive officers included in the Company’s proxy statement for its 2015 annual meeting of stockholders is as follows:

Name and Position	Stock Option Granted
Terence E. Winters, Ph.D., Co-Chairman and Chief Executive Officer	100,000
John M. Dunn, J.D., General Counsel and Secretary	45,000
Duane D. Nash, M.D., J.D., Executive Vice President, Chief Business Officer	75,000

The foregoing descriptions of the performance-based stock options do not purport to be complete and are qualified in their entirety by reference to the full text of the 2014 Plan and the Company’s form of stock option agreement, which have been filed as Exhibit 10.11 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-191711) filed with the Securities and Exchange Commission on March 11, 2014, and Exhibit 10.13 to the Company’s Annual Report on Form 10-K (File No. 001-36201) filed with the Securities and Exchange Commission on March 20, 2015, respectively, and which are incorporated herein in their entirety by reference.

Item 8.01 Other Information.

On October 16, 2015, the Company issued a press release announcing (i) that the Company submitted a briefing document for its proposed VTL-308 clinical trial to the United States Food and Drug Administration, (ii) that results of the Company’s VTI-208 trial will be presented at the American Association for the Study of Liver Diseases (AASLD) conference on November 16, 2015, (iii) the approval of an employee retention program involving the grant of performance-based stock option awards to employees and consultants, and (iv) the date, time and access information for the release of the Company’s financial results for the quarterly period ending September 30, 2015. In addition, on October 16, 2015, a new investor presentation was made available on the Company’s website. The full text of the press release and the new presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 16, 2015.
99.2	Investor Presentation dated October 16, 2015.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC.

By: /s/ Michael V. Swanson
Michael V. Swanson Chief Financial Officer

Date: October 16, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 16, 2015.
99.2	Investor Presentation dated October 16, 2015.